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EXHIBIT (a) (1) (C)

LTC PROPERTIES, INC.

NOTICE OF GUARANTEED DELIVERY
OF SHARES OF COMMON STOCK
For
Tender of Shares of Common Stock
Pursuant to Offer To Purchase Dated September 10, 2001

      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MONDAY, OCTOBER 8, 2001 UNLESS THE OFFER IS EXTENDED.

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of LTC Properties, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter Of Transmittal to be delivered to the Depositary (as defined below) on or prior to the "Expiration Date" (as set forth in Section 1 of the Offer To Purchase (as defined below)). This form may be delivered by hand or transmitted by mail or overnight courier, or (for eligible institutions only) by facsimile transmission, to the Depositary. See Section 2 of the Offer To Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

The Depositary For The Offer Is:
COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Mail: Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Facsimile Transmission: (For Eligible Institutions Only) (212) 701-7636 Confirm Facsimile Transmission: (By Telephone Only) (212) 701-7624	By Hand Or Overnight Delivery: Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO LTC PROPERTIES, INC. WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

    The undersigned hereby tenders to LTC Properties, Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer To Purchase, dated September 10, 2001 (the "Offer To Purchase"), and the related Letter Of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share, of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer To Purchase.

Number of Shares	SIGN HERE

Certificate Numbers (if available)	Name(s) (Please Print)

Address	Area Code and Telephone Number

City, State, Zip Code	Signature(s)

Signature(s)

ODD LOTS

    This section is to be completed ONLY if shares are being tendered by or on behalf of a person who owned beneficially or of record, an aggregate of fewer than 100 shares.

    The undersigned either (check one box):

/
/  owned beneficially or of record, an aggregate of fewer than 100 shares, all of which are being tendered, or

/
/  is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that each such person is the beneficial owner or owner of record of an aggregate of fewer than 100 shares and is tendering all of such shares.

Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered as an Odd Lot.

CONDITIONAL TENDER

    A tendering stockholder may condition his or her tender of shares upon LTC Properties, Inc. purchasing a specified minimum number of the shares tendered, all as described in the Offer To Purchase, particularly in Section 5. Unless at least the minimum number of shares indicated below is purchased by LTC Properties, Inc. pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

/
/  The minimum number of shares that must be purchased, if any are purchased is:           shares.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees; (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the Depositary's account at The Depository Trust Company in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) or an Agent's Message and any other required documents, all within three NYSE trading days after the date hereof.

Name Of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

DATED: _________________, 2001

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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  EXHIBIT (a) (1) (C)
ODD LOTS
CONDITIONAL TENDER
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)